                                                                       (d)(9)(i)


                               AMENDED SCHEDULE A

                                     TO THE

                      RESTATED EXPENSE LIMITATION AGREEMENT

                                ING MUTUAL FUNDS

                            OPERATING EXPENSE LIMITS

                                              MAXIMUM OPERATING EXPENSE LIMIT PERCENTAGE
                                               (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                     -----------------------------------------------------------------------
NAME OF FUND*                        Class A           Class B          Class C         Class I     Class Q
-------------                        -------           -------          -------         -------     -------
ING Global Real Estate Fund           1.75%             2.50%            2.50%           1.50%       1.75%
Term Expires October 31

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.